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                   FOAMEX L.P. AND FOAMEX CAPITAL CORPORATION,
                          as joint and several obligors

               GENERAL FELT INDUSTRIES, INC., FOAMEX FIBERS, INC.
                    AND FOAMEX LLC, as withdrawing guarantors

                             CRAIN INDUSTRIES, INC.,
                             as intermediate obligor

                                       AND

                              THE BANK OF NEW YORK,
                                   as Trustee


                                ------------------


                          FIRST SUPPLEMENTAL INDENTURE
                          Dated as of February 27, 1998


                                ------------------


                                   $98,000,000
                        13-1/2% Senior Subordinated Notes
                                    due 2005



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


                          FIRST SUPPLEMENTAL INDENTURE



        THIS FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture"), dated as of February 27, 1998, by and among Foamex L.P., a Delaware limited partnership ("Foamex"), and Foamex Capital Corporation, a Delaware corporation ("FCC" and, together with Foamex, the "Issuers"), as joint and several obligors, General Felt Industries, Inc., a Delaware corporation ("General Felt"), Foamex Fibers, Inc., a Delaware corporation ("Foamex Fibers"), and Foamex LLC, a Delaware limited liability company, as withdrawing guarantors, Crain Industries, Inc., a Delaware corporation and the successor to Crain Holdings Corp. ("Crain"), as withdrawing intermediate obligor, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

        WHEREAS, Foamex, FCC, General Felt, Foamex Fibers, Foamex LLC, Crain and the Trustee executed an indenture, dated as of December 23, 1997 (the "Indenture"), relating to the Issuers' 13-1/2% Senior Subordinated Notes due 2005 (the "Notes"); and

        WHEREAS, Section 9.1 of the Indenture provides for the execution and delivery by Foamex, FCC, any Subsidiary Guarantor and the Trustee of one or more supplemental indentures, without the consent of the Holders (as defined in the Indenture) of the Notes, for the purposes specified therein; and

        WHEREAS, Section 14.4 of the Indenture provides for, upon the delivery of certain documents, the execution by the Trustee of a supplemental indenture to evidence the release of Crain from its obligations under the Indenture; and

        WHEREAS, in compliance with the terms of the Indenture (including
Section 4.10 thereof), Foamex desires to transfer all of the common stock of General Felt to Trace Foam LLC, a Delaware limited liability company, pursuant to that certain Transfer Agreement, dated as of the date hereof, by and between Foamex and Trace Foam; and

        WHEREAS, on the date hereof, (i) Foamex Fibers, a wholly owned subsidiary of General Felt, merged with and into General Felt pursuant to
Section 11.3(a) of the Indenture and (ii) Foamex LLC, a wholly owned subsidiary of Foamex, merged with and into Foamex pursuant to Sections 5.1 and 11.3(a) of the Indenture; and

        WHEREAS, the Crain Acquisition Transactions (as defined in the Indenture) were consummated on December 23, 1997; and

        WHEREAS, Foamex, FCC, General Felt, Foamex Fibers, Foamex LLC, Crain and the Trustee desire to amend the Indenture without the consent of any Holder to unconditionally release and discharge (i) each of General Felt, Foamex Fibers and Foamex LLC from all its obligations as a Subsidiary Guarantor under the Indenture, in accordance with
Section 11.4 of the Indenture and (ii) Crain from all its obligations as an intermediate obligor under the Indenture, in accordance with Section 14.4 of the Indenture.

        WHEREAS, all conditions precedent provided for in the Indenture relating to this Second Supplemental Indenture have been complied with;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Foamex and FCC, jointly and severally, General Felt, Foamex Fibers and Foamex LLC, as withdrawing guarantors, Crain, as withdrawing intermediate obligor, and the Trustee for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes agree as follows:

                                   ARTICLE I.

                              RELEASE AND DISCHARGE

        Section 1.1 Release as a Guarantor or Obligor. General Felt, Foamex Fibers and Foamex LLC are each hereby unconditionally released and discharged from all of its obligations as a Subsidiary Guarantor under the Indenture. Crain is hereby unconditionally released and discharged from all of its obligations under the Indenture.

        Section 1.2 Further Assurances. Upon the request of General Felt, Foamex Fibers, Foamex LLC and Crain at any time after the date hereof, the Trustee shall forthwith execute and deliver such further instruments of release, direction or authorization and other documents as may be reasonably requested in order to effectuate the purposes of this Agreement.

                                   ARTICLE II.

                             AMENDMENT OF ARTICLE 1

        Section 2.1 Definitional Amendments. The following definition contained in Section 1.01 of Article 1 of the Indenture is hereby amended and restated in its entirety as follows:

               "Subsidiary Guarantor" means those Restricted Subsidiaries required to execute a Note Guarantee pursuant to Section 4.20 and any other Subsidiary that executes a Note Guarantee.

        Section 2.2 Mutatis Mutandis Effect. The Indenture is hereby amended mutatis mutandis to reflect the amendment of the defined term incorporated in the Indenture pursuant to Section 2.1 above.

                                  ARTICLE III.

                                  MISCELLANEOUS

        Section 3.1   Counterparts.

        This Second Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 3.2   Severability.

        In the event that any provision in this Second Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 3.3   Headings.

        The article and section headings herein are for convenience only and shall not effect the construction hereof.

        Section 3.4   Successors and Assigns.

        Any covenants and agreements in this Second Supplemental Indenture by Foamex, FCC, General Felt, Foamex Fibers, Foamex LLC, Crain and the Trustee shall bind their successors and assigns, whether so expressed or not.

        Section 3.5 GOVERNING LAW.

        THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

        Section 3.6   Effect of Second Supplemental Indenture.

        Except as amended by this Second Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

        Section 3.7   Trustee.

        The Trustee accepts the modifications of the Trust effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Foamex, FCC, General Felt, Foamex Fibers, Foamex LLC and Crain, and the

Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture, and the Trustee makes no representation with respect thereto.

        Section 3.8   Definitions.

        Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.



[The remaining portion of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be executed by their duly authorized representative as of the date hereof.


ATTEST:                                     FOAMEX L.P.

-----------------------                     By:  FMXI, INC.
                                                 its Managing General Partner


                                            By:   /s/ George Karpinski
                                                 ----------------------------
                                                 Name:
                                                 Title:


ATTEST:                                          FOAMEX CAPITAL CORPORATION


-----------------------                     By:   /s/ George Karpinski
                                                 ----------------------------
                                                 Name:
                                                 Title:


ATTEST:                                          GENERAL FELT INDUSTRIES, INC.

--------------------                        By:   /s/ George Karpinski
                                                 ----------------------------
                                                 Name:
                                                 Title:

ATTEST:                                          FOAMEX FIBERS, INC.

--------------------                        By:   /s/ George Karpinski
                                                 ----------------------------
                                                 Name:
                                                 Title:

ATTEST:                                          FOAMEX LLC

-------------------                          By:  Foamex L.P.,
                                                  its Sole Member

                                             By:  FMXI, Inc.,
                                                  its Managing General Partner

                                             By:   /s/ George Karpinski
                                                  -----------------------
                                                  Name:
                                                  Title:

ATTEST:                                           CRAIN INDUSTRIES, INC.

--------------------                         By:   /s/ George Karpinski
                                                  -----------------------
                                                  Name:
                                                  Title:


                                                  THE BANK OF NEW YORK

                                             By:   /s/ Iliana Acevedo
                                                  -----------------------
                                                  Name:
                                                  Title: